Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Annual Revenues of $3.6 Billion, Growing 54% Over 2021
Full Year Operating Income of $851M and Adjusted Operating Income of $986M
Full Year Diluted EPS of $8.71 and Adjusted EPS of $10.92
____________________

BROOMFIELD, COLORADO — February 16, 2023 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for women, men, and children, today announced its fourth quarter and full year 2022 financial results.

“Consumer demand for the Crocs and HEYDUDE brands has been exceptional, fueling record 2022 revenues for both brands at a combined $3.6 billion and top-tier adjusted operating margin of 28%,” said Andrew Rees, Chief Executive Officer. “We anticipate another record year in 2023 with growth expected to be led by sandals and international for the Crocs Brand and increased US market penetration for HEYDUDE.”

“Crocs, Inc. has industry-leading operating margins and generates robust cash flow as a result of the simplicity of our product lines and the high penetration of molded product. Post the acquisition of HEYDUDE, we reduced outstanding debt by $550 million and gross leverage to 2.25 times,” said Anne Mehlman, Executive Vice President and Chief Financial Officer. “We remain confident in gross leverage being below 2.0 times by the middle of this year giving us greater flexibility with capital allocation.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

Fourth Quarter 2022 Operating Results
•Revenues were $945.2 million, an increase of 61.1% from the same period last year, or 64.8% on a constant currency basis. Direct-to-consumer (“DTC”), which includes retail and e-commerce, revenues grew 61.2% and wholesale revenues grew 61.1%.
•Gross margin of 52.5% declined 1,090 basis points and adjusted gross margin of 53.3% decreased 1,040 basis points compared to the same period last year. Approximately half of the decline in adjusted gross margin is related to the addition of the HEYDUDE Brand. Adjusted gross margin excludes $7.5 million of costs, primarily related to expansion costs and duplicate rent costs for our distribution centers.
•Selling, general and administrative expenses (“SG&A”) of $276.3 million increased from $212.0 million in the same period last year and as a percent of revenues improved by 690 basis points to 29.2% primarily due to leverage of shared services across both brands. Adjusted SG&A improved by 780 basis points compared to prior year at 27.3% of revenues. Adjusted SG&A excludes $18.2 million of costs, primarily related to the shutdown of Russia direct operations and the HEYDUDE acquisition and integration.
•Income from operations increased 37.5% to $220.1 million and operating margin was 23.3% compared to 27.3% for the same period last year, due to lower gross margin and HEYDUDE integration expenses. Adjusted income from operations rose 46.3% to $245.8 million and adjusted operating margin was 26.0%.

•Diluted earnings per share were $2.20 as compared to $2.57 for the same period last year due to a lower tax benefit. Adjusted diluted earnings per share increased 23.3% to $2.65 compared to $2.15 for the same period last year.

2022 Operating Results
•Record revenues of $3.6 billion increased 53.7%, or 58.2% on a constant currency basis, over 2021.
•Gross margin of 52.3% decreased 910 basis points compared to 61.4% last year. Adjusted gross margin of 54.4% fell 720 basis points from last year. Approximately half of the decline in adjusted gross margin is related to the addition of the HEYDUDE Brand. Adjusted gross margin excludes $74.8 million of costs, primarily related to the HEYDUDE acquisition and integration.
•SG&A expenses of $1.0 billion increased from $737.2 million last year and as a percent of revenues improved by 350 basis points to 28.4% primarily due to leverage of shared services across both brands. Adjusted SG&A improved to 26.7% of revenues versus 31.6% last year. Adjusted SG&A excludes $60.7 million of costs, primarily related to the HEYDUDE acquisition and integration as well as the shutdown of Russia direct operations.
•Income from operations increased 24.5% to $850.8 million from $683.1 million last year. Operating margin decreased 560 basis points to 23.9%. Adjusted income from operations increased 41.9% to $986.3 million and adjusted operating margin was 27.7% compared to 30.1% last year.
•Diluted earnings per share decreased 23.5% to $8.71 per share due to a lower tax benefit somewhat offset by higher net income. Adjusted diluted earnings per share increased 31.3% to $10.92.

2022 Brand Summary
•Crocs Brand: Revenues increased 14.9%, or 19.4% on a constant currency basis, to $2,659.1 million. Wholesale revenues increased 17.3%, or 23.4% on a constant currency basis. DTC revenues rose 12.5%, or 15.3% on a constant currency basis.
◦North America: Revenues of $1,644.6 million increased 6.0% on a constant currency basis. DTC comparable sales were 11.5%.
◦Asia Pacific: Revenues of $473.9 million increased 47.0% on a constant currency basis. DTC comparable sales were 27.0%.
◦Europe, Middle East, Africa, and Latin America ("EMEALA"): Revenues of $540.5 million increased 46.8% on a constant currency basis. DTC comparable sales were 32.0%.
•HEYDUDE Brand: Revenues were $895.9 million for the period following the closing of the acquisition on February 17, 2022 with wholesale revenues of $574.1 million and DTC revenues of $321.7 million. Including the period prior to the acquisition, revenues were $986.2 million.

Balance Sheet and Cash Flow
•Cash and cash equivalents were $191.6 million as of December 31, 2022, down from $213.2 million as of December 31, 2021.
•Inventories increased to $471.6 million as of December 31, 2022 compared to $213.5 million as of December 31, 2021. This increase was driven primarily by the addition of $168.7 million of HEYDUDE inventory as of December 31, 2022.
•Cash provided by operating activities rose 6.3% to $603.1 million during 2022 compared to $567.2 million during 2021.
•Capital expenditures were $104.2 million during 2022 compared to $55.9 million during 2021.
•Borrowings as of December 31, 2022 were $2.3 billion, compared to $771.4 million as of December 31, 2021, an increase driven by borrowings used to finance a portion of the HEYDUDE acquisition. Our liquidity position remains strong with $191.6 million in cash and cash equivalents and $755.8 million in available borrowing capacity as of December 31, 2022.

Financial Outlook
First Quarter 2023
With respect to the first quarter of 2023, we expect:
•Revenues to grow approximately 27% to 30% compared to first quarter 2022 revenues of $660.1 million.
•Adjusted operating margin of approximately 24% to 25%.

•Adjusted diluted earnings per share of $2.06 to $2.19.

Full Year 2023
With respect to 2023, we expect:
•Revenue growth of 10% to 13% compared to 2022, resulting in full year revenues of approximately $3.9 billion to $4.0 billion at current currency rates.
◦Revenues for the Crocs Brand to grow 6% to 8% and 9% to 11% in constant currency.
◦Revenues for the HEYDUDE Brand to grow mid-20% on a reported basis.
•Adjusted operating margin to be approximately 26.0%.
•Non-GAAP adjustments of approximately $30 million to be primarily related to capital investments to support growth and to be fairly balanced across COGS and SG&A.
•Combined GAAP tax rate of approximately 24% and Non-GAAP effective tax rate of approximately 20%.
•Adjusted diluted earnings per share of $11.00 to $11.31.
•Capital expenditures of approximately $165 to $180 million, primarily related to the expansion of our distribution capabilities including our new HEYDUDE distribution center in Las Vegas opening later this year, implementation of new technology systems for HEYDUDE and expansion of our corporate facilities to support growth.

Conference Call Information:
A conference call to discuss fourth quarter and full year 2022 results is scheduled for today, February 16, 2023, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through February 16, 2024 at this site.

About Crocs, Inc.:
Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. please visit investors.crocs.com. To learn more about our brands, please visit www.crocs.com or www.heydude.com.

Forward Looking Statements:
This press release includes estimates, projections, and statements relating to our plans, commitments, objectives, and expectations that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, cost inflation, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, margins, non-GAAP adjustments, tax rate, earnings per share, debt ratios and capital expenditures, the acquisition of HEYDUDE and benefits thereof, Crocs' strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding full year and first quarter 2023 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our expectations regarding supply chain disruptions; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; cost inflation; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 16, 2023. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$945,162	$586,626	$3,554,985	$2,313,416
Cost of sales	448,839	214,602	1,694,703	893,196
Gross profit	496,323	372,024	1,860,282	1,420,220
Selling, general and administrative expenses	276,271	212,036	1,009,526	737,156
Income from operations	220,052	159,988	850,756	683,064
Foreign currency gains (losses), net	4,343	(56)	3,228	(140)
Interest income	801	62	1,020	775
Interest expense	(49,801)	(8,817)	(136,158)	(21,647)
Other income (expense), net	174	1,782	(338)	1,797
Income before income taxes	175,569	152,959	718,508	663,849
Income tax expense (benefit)	37,834	(1,894)	178,349	(61,845)
Net income	$137,735	$154,853	$540,159	$725,694
Net income per common share:
Basic	$2.23	$2.63	$8.82	$11.62
Diluted	$2.20	$2.57	$8.71	$11.39
Weighted average common shares outstanding:
Basic	61,747	58,847	61,220	62,464
Diluted	62,501	60,138	62,006	63,718

Gross margin	52.5%	63.4%	52.3%	61.4%
Operating margin	23.3%	27.3%	23.9%	29.5%
Selling, general and administrative expenses as a percentage of revenues	29.2%	36.1%	28.4%	31.9%

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Numerator:
Net income	$137,735	$154,853	$540,159	$725,694
Denominator:
Weighted average common shares outstanding - basic	61,747	58,847	61,220	62,464
Plus: Dilutive effect of stock options and unvested restricted stock units	754	1,291	786	1,254
Weighted average common shares outstanding - diluted	62,501	60,138	62,006	63,718

Net income per common share:
Basic	$2.23	$2.63	$8.82	$11.62
Diluted	$2.20	$2.57	$8.71	$11.39

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$191,629	$213,197
Restricted cash — current	2	65
Accounts receivable, net of allowances of $24,493 and $20,715, respectively	295,594	182,629
Inventories	471,551	213,520
Income taxes receivable	14,752	22,301
Other receivables	18,842	12,252
Prepaid expenses and other assets	33,605	22,605
Total current assets	1,025,975	666,569
Property and equipment, net	181,529	108,398
Intangible assets, net	1,800,167	28,802
Goodwill	714,814	1,600
Deferred tax assets, net	528,278	567,201
Restricted cash	3,254	3,663
Right-of-use assets	239,905	160,768
Other assets	7,875	8,067
Total assets	$4,501,797	$1,545,068

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$230,821	$162,145
Accrued expenses and other liabilities	239,424	166,887
Income taxes payable	89,211	16,279
Current borrowings	24,362	—
Current operating lease liabilities	57,456	42,932
Total current liabilities	641,274	388,243
Deferred tax liabilities, net	302,030	176
Long-term income taxes payable	224,837	219,568
Long-term borrowings	2,298,027	771,390
Long-term operating lease liabilities	215,119	149,237
Other liabilities	2,579	2,372
Total liabilities	3,683,866	1,530,986
Stockholders’ equity:
Common stock, par value $0.001 per share, 109.5 million and 105.9 million issued, 61.7 million and 58.3 million shares outstanding, respectively	110	106
Treasury stock, at cost, 47.7 million and 47.6 million shares, respectively	(1,695,501)	(1,684,262)
Additional paid-in capital	797,614	496,036
Retained earnings	1,819,199	1,279,040
Accumulated other comprehensive loss	(103,491)	(76,838)
Total stockholders’ equity	817,931	14,082
Total liabilities and stockholders’ equity	$4,501,797	$1,545,068

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$540,159	$725,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,229	31,976
Loss on disposal of assets	9,063	310
Operating lease cost	66,012	58,283
Inventory donations	2,770	1,264
Provision (recovery) for doubtful accounts, net	1,101	(2,629)
Share-based compensation	31,303	38,122
Deferred taxes	(4,760)	(241,283)
Other non-cash items	9,947	(46)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable, net of allowances	(56,766)	(35,063)
Inventories	(91,614)	(43,063)
Prepaid expenses and other assets	(14,435)	(6,212)
Accounts payable	41,701	34,868
Accrued expenses and other liabilities	38,629	38,448
Right-of-use assets and operating lease liabilities	(63,355)	(52,752)
Income taxes	54,158	19,248
Cash provided by operating activities	603,142	567,165
Cash flows from investing activities:
Purchases of property, equipment, and software	(104,190)	(55,916)
Acquisition of HEYDUDE, net of cash acquired	(2,046,881)	—
Other	(20)	(9)
Cash used in investing activities	(2,151,091)	(55,925)
Cash flows from financing activities:
Proceeds from notes issuance	—	700,000
Proceeds from bank borrowings	2,169,898	390,000
Repayments of bank borrowings	(575,285)	(485,000)
Deferred debt issuance costs	(53,596)	(14,755)
Repurchases of common stock	—	(1,000,000)
Repurchases of common stock for tax withholding	(11,477)	(20,119)
Other	119	236
Cash provided by (used in) financing activities	1,529,659	(429,638)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,750)	(3,950)
Net change in cash, cash equivalents, and restricted cash	(22,040)	77,652
Cash, cash equivalents, and restricted cash — beginning of year	216,925	139,273
Cash, cash equivalents, and restricted cash — end of year	$194,885	$216,925

Cash paid for interest	$127,809	$10,210
Cash paid for income taxes	130,084	159,680
Cash paid for operating leases	62,852	61,412
Right-of-use assets obtained in exchange for operating lease liabilities, net of terminations	137,554	55,035
Accrued purchases of property, equipment, and software	18,245	15,831
Share issuance at Acquisition	270,396	—

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general, and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP income from operations by brand,” “Non-GAAP operating margin,” “Non-GAAP operating margin by brand,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” “Non-GAAP weighted average common shares outstanding - basic and diluted,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results and guidance exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements for the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period. We believe the use of constant currency enhances the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

We use non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three months and year ended December 31, 2022, we believe it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or nonrecurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$945,162	$586,626	$3,554,985	$2,313,416

GAAP cost of sales	$448,839	$214,602	$1,694,703	$893,196
Distribution centers (1)	(6,162)	(1,705)	(11,058)	(5,836)
HEYDUDE inventory fair value step-up (2)	—	—	(62,238)	—
Inventory reserve in Russia (3)	590	—	390	—
Other	(1,930)	—	(1,930)	—
Total adjustments	(7,502)	(1,705)	(74,836)	(5,836)
Non-GAAP cost of sales	$441,337	$212,897	$1,619,867	$887,360

GAAP gross profit	$496,323	$372,024	$1,860,282	$1,420,220
GAAP gross margin	52.5%	63.4%	52.3%	61.4%

Non-GAAP gross profit	$503,825	$373,729	$1,935,118	$1,426,056
Non-GAAP gross margin	53.3%	63.7%	54.4%	61.6%
(1) Represents expenses, including expansion costs and duplicate rent costs, primarily related to our distribution centers in Dayton, Ohio, Dordrecht, the Netherlands, and Las Vegas, Nevada.
(2) Primarily represents a step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents the net impact of an inventory reserve expense in our EMEALA segment associated with the shutdown of our direct operations in Russia.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
GAAP Crocs Brand gross margin	55.3%	63.4%	56.3%	61.4%
Non-GAAP adjustments:
Distribution centers (1)	0.9%	0.3%	0.4%	0.3%
Inventory reserve in Russia (2)	(0.1)%	—%	less than 0.1%	—%
Non-GAAP Crocs Brand gross margin	56.1%	63.7%	56.7%	61.7%
(1) Represents expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Represents the net impact of an inventory reserve expense in our EMEALA segment associated with the shutdown of our direct operations in Russia.

HEYDUDE Brand:

	Three Months Ended December 31,	Year Ended December 31,
	2022
	(in thousands)
GAAP HEYDUDE Brand gross margin	46.4%	40.8%
Non-GAAP adjustments:
Distribution centers (1)	0.1%	less than 0.1%
Inventory fair value step-up (2)	—%	6.9%
Other	0.7%	0.2%
Non-GAAP HEYDUDE Brand gross margin	47.2%	48.0%
(1) Represents expenses related to our distribution center in Las Vegas, Nevada.
(2) Represents a step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$945,162	$586,626	$3,554,985	$2,313,416

GAAP selling, general and administrative expenses	$276,271	$212,036	$1,009,526	$737,156
HEYDUDE acquisition and integration costs (1)	(4,992)	(6,362)	(38,197)	(6,362)
Impact of shutdown of Russia direct operations (2)	(8,489)	—	(14,286)	—
Duplicate headquarters rent (3)	(973)	—	(3,348)	—
Other (4)	(3,782)	—	(4,909)	—
Total adjustments	(18,236)	(6,362)	(60,740)	(6,362)
Non-GAAP selling, general and administrative expenses (5)	$258,035	$205,674	$948,786	$730,794

GAAP selling, general and administrative expenses as a percent of revenues	29.2%	36.1%	28.4%	31.9%
Non-GAAP selling, general and administrative expenses as a percent of revenues	27.3%	35.1%	26.7%	31.6%
(1) Represents costs related to the acquisition and integration of HEYDUDE, including legal, professional, consulting, and transaction fees.
(2) Represents various costs associated with the shutdown of our direct operations in Russia, including the recognition of cumulative translation adjustments into earnings, severance, and lease exit costs and penalties.
(3) Represents duplicate rent costs associated with our upcoming move to a new headquarters.
(4) Represents costs associated with the implementation of a new enterprise resource planning system.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$945,162	$586,626	$3,554,985	$2,313,416

GAAP income from operations	$220,052	$159,988	$850,756	$683,064
Non-GAAP cost of sales adjustments (1)	7,502	1,705	74,836	5,836
Non-GAAP selling, general and administrative expenses adjustments (2)	18,236	6,362	60,740	6,362
Non-GAAP income from operations	$245,790	$168,055	$986,332	$695,262

GAAP operating margin	23.3%	27.3%	23.9%	29.5%
Non-GAAP operating margin	26.0%	28.6%	27.7%	30.1%
(1) See ‘Non-GAAP cost of sales and gross margin reconciliation’ above for more details.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more details.

Non-GAAP operating margin reconciliation by brand:

Crocs Brand:

	Year Ended December 31,
	2022	2021
	(in thousands)
GAAP Crocs Brand operating margin	32.0%	37.2%
Non-GAAP cost of sales adjustments (1)	0.4%	0.3%
Non-GAAP selling, general and administrative expenses adjustments (2)	0.6%	—%
Non-GAAP Crocs Brand operating margin	33.0%	37.5%
(1) See ‘Non-GAAP cost of sales and gross margin reconciliation’ above for more details.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more details.

HEYDUDE Brand:

Year Ended December 31, 2022
(in thousands)
GAAP HEYDUDE Brand operating margin	23.6%
Non-GAAP cost of sales adjustments (1)	7.2%
Non-GAAP selling, general and administrative expenses adjustments (2)	—%
Non-GAAP HEYDUDE Brand operating margin	30.8%
(1) See ‘Non-GAAP cost of sales and gross margin reconciliation’ above for more details.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
GAAP income from operations	$220,052	$159,988	$850,756	$683,064
GAAP income before income taxes	175,569	152,959	718,508	663,849

Non-GAAP income from operations (1)	$245,790	$168,055	$986,332	$695,262
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	4,343	(56)	3,228	(140)
Interest income	801	62	1,020	775
Interest expense	(49,801)	(8,817)	(136,158)	(21,647)
Other income (expense), net	174	1,782	(338)	1,797
Non-GAAP income before income taxes	$201,307	$161,026	$854,084	$676,047

GAAP income tax expense (benefit)	$37,834	$(1,894)	$178,349	$(61,845)
Tax effect of non-GAAP operating adjustments	4,629	439	23,418	1,477
Impact of intra-entity IP transfers (2)	(6,737)	33,076	(25,011)	206,579
Non-GAAP income tax expense	$35,726	$31,621	$176,756	$146,211

GAAP effective income tax rate	21.5%	(1.2)%	24.8%	(9.3)%
Non-GAAP effective income tax rate	17.7%	19.6%	20.7%	21.6%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers. The prior year adjustment also includes the release of the valuation allowance as a result of a tax law change.

Non-GAAP earnings per share reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands, except per share data)
Numerator:
GAAP net income	$137,735	$154,853	$540,159	$725,694
Non-GAAP cost of sales adjustments (1)	7,502	1,705	74,836	5,836
Non-GAAP selling, general and administrative expenses adjustments (2)	18,236	6,362	60,740	6,362
Tax effect of non-GAAP adjustments (3)	2,108	(33,515)	1,593	(208,056)
Non-GAAP net income	$165,581	$129,405	$677,328	$529,836
Denominator:
GAAP weighted average common shares outstanding - basic	61,747	58,847	61,220	62,464
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	754	1,291	786	1,254
GAAP weighted average common shares outstanding - diluted	62,501	60,138	62,006	63,718

GAAP net income per common share:
Basic	$2.23	$2.63	$8.82	$11.62
Diluted	$2.20	$2.57	$8.71	$11.39

Non-GAAP net income per common share:
Basic	$2.68	$2.20	$11.06	$8.48
Diluted	$2.65	$2.15	$10.92	$8.32
(1) See ‘Non-GAAP cost of sales, gross profit, and gross margin reconciliation’ above for more information.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

First Quarter 2023:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	23% to 24%
Non-GAAP adjustments, primarily related to capital investments to support growth (1)	1%
Non-GAAP operating margin	24% to 25%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.91 to $2.04
Non-GAAP adjustments, primarily related to capital investments to support growth and amortization of intellectual property (1)(2)	$0.15
Non-GAAP diluted earnings per share	$2.06 to $2.19

Full Year 2023:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	25%
Non-GAAP adjustments, primarily related to capital investments to support growth (1)	1%
Non-GAAP operating margin	26%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	24%
Non-GAAP adjustments associated with amortization of intellectual property (2)	(4)%
Non-GAAP effective tax rate	20%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$10.54 to $10.85
Non-GAAP adjustments, primarily related to capital investments to support growth and amortization of intellectual property (1)(2)	$0.46
Non-GAAP diluted earnings per share	$11.00 to $11.31
(1) For the full year 2023, we expect to incur $30 million costs primarily related to capital investments to support growth and to be fairly balanced across COGS and SG&A. We expect to incur $10 million of these costs in Q1 2023.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. This adjustment represents the amortization of the deferred tax asset related to these intellectual property rights in this period.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT AND CHANNEL

	Three Months Ended December 31,		Year Ended December 31,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2022	2021	2022	2021	Q4 2022-2021	YTD 2022-2021	Q4 2022-2021	YTD 2022-2021
	($ in thousands)
Revenues:
North America (2)	$456,917	$455,726	$1,644,630	$1,553,891	0.3%	5.8%	0.6%	6.0%
Asia Pacific	90,748	57,089	473,935	350,160	59.0%	35.3%	74.8%	47.0%
EMEALA (2)	118,308	73,797	540,534	409,278	60.3%	32.1%	75.6%	46.8%
Brand corporate (2)	4	14	26	87	(71.4)%	(70.1)%	(71.4)%	(70.1)%
Crocs Brand revenues	665,977	586,626	2,659,125	2,313,416	13.5%	14.9%	17.2%	19.4%
HEYDUDE Brand revenues (3)	279,185	—	895,860	—	—%	—%	—%	—%
Total consolidated revenues	$945,162	$586,626	$3,554,985	$2,313,416	61.1%	53.7%	64.8%	58.2%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) In the first quarter of 2022, certain changes were made related to our segment composition. As a result of these changes, the previously reported amounts for revenues for the three months and year ended December 31, 2021 have been revised to conform to current period presentation. Refer to our 10-K for the year ended December 31, 2022 for the impacts of these changes.
(3) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new reportable operating segment. Therefore, the amounts shown above for the year ended December 31, 2022 represent results during the partial period beginning on February 17, 2022 through December 31, 2022 (the “Partial Period”), and there are no comparative amounts for the three months and year ended December 31, 2021.

	Three Months Ended December 31,		Year Ended December 31,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2022	2021	2022	2021	Q4 2022-2021	YTD 2022-2021	Q4 2022-2021	YTD 2022-2021
	($ in thousands)
Crocs Brand:
Wholesale	$287,229	$267,103	$1,377,302	$1,174,081	7.5%	17.3%	12.5%	23.4%
Direct-to-consumer	378,748	319,523	1,281,823	1,139,335	18.5%	12.5%	21.1%	15.3%
Total Crocs Brand	665,977	586,626	2,659,125	2,313,416	13.5%	14.9%	17.2%	19.4%
HEYDUDE Brand:
Wholesale	142,954	—	574,140	—	—%	—%	—%	—%
Direct-to-consumer	136,231	—	321,720	—	—%	—%	—%	—%
Total HEYDUDE Brand(2)	279,185	—	895,860	—	—%	—%	—%	—%
Total consolidated revenues	$945,162	$586,626	$3,554,985	$2,313,416	61.1%	53.7%	64.8%	58.2%

(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new reportable operating segment. Therefore, the amounts shown above for the year ended December 31, 2022 represent results during the Partial Period, and there are no comparative amounts for the three months and year ended December 31, 2022.

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES

Digital sales, which includes sales through our company-owned website, third-party marketplaces, and e-tailers (which are reported in our wholesale channel), as a percent of total revenues, by operating segment were:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Digital sales as a percent of total revenues:
Crocs Brand	42.3%	40.3%	37.6%	36.7%
HEYDUDE Brand (1)	51.6%	—%	38.5%	—%
Total (2)	45.1%	40.3%	37.8%	36.7%
(1) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new reportable operating segment. Therefore, the amounts shown above for the year ended December 31, 2022 represent results during the Partial Period, and there are no comparative amounts for the three months and year ended December 31, 2021.
(2) For the three months and year ended December 31, 2021, the digital sales as a percent of total revenues represents the Crocs Brand only. See footnote (1) above.

Direct-to-consumer (“DTC”) comparable sales for the Crocs Brand are as follows:

	Constant Currency (1)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Direct-to-consumer comparable sales: (2)
Crocs Brand (3)	18.5%	N/A	15.0%	N/A
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened.
(3) In the three months and year ended December 31, 2021, as a result of the COVID-19 pandemic’s impact on 2020 sales we did not disclose DTC comparable sales, as they were not meaningful.